Exhibit 99.2

GT NEXUS, INC.

Condensed Consolidated Financial Statements

June 30, 2015 and 2014

GT NEXUS, INC.

Table of Contents

Page(s)

Condensed Consolidated Balance Sheets as of June 30, 2015 and December 31, 2014	1

Condensed Consolidated Statements of Operations for the six months ended June 30, 2015 and 2014	2

Condensed Consolidated Statements of Comprehensive Loss for the six months ended June 30, 2015 and 2014	3

Consolidated Statements of Cash Flows for the six months ended June 30, 2015 and 2014	4

Notes to Condensed Consolidated Financial Statements	5–15

GT NEXUS, INC.

Condensed Consolidated Balance Sheets

	June 30, 2015	December 31, 2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$15,295,044	$18,176,858
Accounts receivable, net allowance for doubtful accounts of $634,966 at June 30, 2015 and $459,214 at December 31, 2014	27,567,837	23,393,336
Prepaid expenses and other current assets	6,633,523	5,530,129

Total current assets	49,496,404	47,100,323
Property and equipment, net	10,182,649	7,449,950
Intangible assets, net	53,629,395	57,806,997
Goodwill	108,726,645	108,726,645
Deferred tax asset	377,817	410,545
Other assets	1,176,896	1,095,684

Total assets	$223,589,806	$222,590,144

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$485,867	$1,161,716
Accrued expenses and other liabilities	18,674,051	15,665,005
Capital lease obligations, current portion	1,328,972	1,405,671
Long-term debt, current portion	937,500	312,500
Deferred revenue, current portion	21,580,668	21,567,190

Total current liabilities	43,007,058	40,112,082
Capital lease obligations, net of current portion	981,998	1,607,635
Long-term debt, net of current portion	4,062,500	4,687,500
Deferred revenue, net of current portion	1,056,915	997,357
Deferred rent	910,906	1,020,831

Total liabilities	50,019,377	48,425,405

Commitments and contingencies (note 7)

Stockholders’ equity:
Series A convertible preferred stock, $0.01 par value; 23,125,000 shares authorized; 23,102,285 shares issued and outstanding at June 30, 2015 and December 31, 2014 (aggregate liquidation preference of $107,400,446 at June 30, 2015 and $103,229,956 at December 31, 2014)	231,023	231,023
Common stock, $0.01 par value; 150,000,000 shares authorized, 63,539,393 issued and outstanding at June 30, 2015 and 61,076,925 issued and outstanding at December 31, 2014	635,394	610,769
Treasury stock, 567,716 shares at June 30, 2015 and 556,665 shares at December 31, 2014, at cost	(1,105,726)	(1,064,287)
Additional paid-in capital	354,046,683	350,311,173
Notes receivable from employees for issuance of equity	(1,807,649)	(1,144,772)
Accumulated deficit	(179,831,245)	(176,058,991)
Accumulated other comprehensive loss	(425,731)	(273,197)

Total GT Nexus, Inc. stockholders’ equity	171,742,749	172,611,718

Noncontrolling interest	1,827,680	1,553,021

Total stockholders’ equity	173,570,429	174,164,739

Total liabilities and stockholders’ equity	$223,589,806	$222,590,144

See accompanying notes to condensed consolidated financial statements.

GT NEXUS, INC.

Condensed Consolidated Statements of Operations

For the six months ended June 30, 2015 and 2014

(unaudited)

	2015	2014

Revenues	70,334,456	63,245,064
Cost of revenues	25,955,842	24,778,171

Gross profit	44,378,614	38,466,893

Operating expenses:
Research and development	15,162,602	15,754,560
Selling and marketing	20,377,079	17,891,484
General and administrative	11,648,383	13,503,374

Total operating expenses	47,188,064	47,149,418

Operating loss	(2,809,450)	(8,682,525)

Other (income) expense:
Interest expense	202,126	45,084
Other (income) expense, net	(70,631)	(150,001)

Total other (income) expense, net	131,495	(104,917)

Loss before provision for income taxes	(2,940,945)	(8,577,608)
Provision (benefit) for income taxes	556,649	(1,476,798)

Net loss	(3,497,594)	(7,100,810)
Net income attributable to noncontrolling interest	274,660	334,433

Net loss attributable to GT Nexus, Inc.	$(3,772,254)	$(7,435,243)

See accompanying notes to condensed consolidated financial statements.

GT NEXUS, INC.

Condensed Consolidated Statements of Comprehensive Loss

For the six months ended June 30, 2015 and 2014

(unaudited)

	2015	2014
Net loss	$(3,497,594)	$(7,100,810)
Other comprehensive loss:
Foreign currency translation adjustments, net of tax	(152,533)	(104,234)

Comprehensive loss	$(3,650,127)	$(7,205,044)

See accompanying notes to condensed consolidated financial statements.

GT NEXUS, INC.

Condensed Consolidated Statements of Cash Flows

For the six months ended June 30, 2015 and 2014

(unaudited)

	2015	2014
Cash flows from operating activities:
Net loss	$(3,497,594)	$(7,100,810)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,399,659	1,938,166
Amortization of intangible assets	4,177,602	4,150,716
Stock-based compensation expense	2,273,975	2,588,263
Deferred income taxes	32,727	—
Changes in operating assets and liabilities:
Accounts receivable	(4,174,501)	(6,184,249)
Prepaid expenses and other current assets	(1,103,394)	33,825
Other assets	(81,211)	153,459
Accounts payable, accrued expenses and other liabilities	2,223,270	(1,424,665)
Deferred revenue	73,036	(434,835)

Net cash provided by (used in) operating activities	2,323,569	(6,280,130)

Cash flows from investing activities:
Acquisition of property and equipment	(5,132,358)	(1,103,859)

Net cash used in investing activities	(5,132,358)	(1,103,859)

Cash flows from financing activities:
Principal payments under capital leases	(702,335)	(604,831)
Repurchase of common stock	(41,439)	(64,657)
Dividend paid to noncontrolling interest shareholders	—	(195,995)
Proceeds from the exercise of warrants	8,933	—
Proceeds from the exercise of common stock options	814,349	252,679

Net cash provided by (used in) financing activities	79,508	(612,804)
Effect of exchange rates on cash and cash equivalents	(152,533)	(104,234)

Net decrease in cash and cash equivalents	(2,881,814)	(8,101,027)
Cash and cash equivalents, beginning of period	18,176,858	11,477,066

Cash and cash equivalents, end of period	$15,295,044	$3,376,039

Supplemental disclosures of cash flow information:
Cash paid for interest	$203,376	$45,084
Cash paid for income taxes	$351,563	$2,102,992

Supplemental disclosures of noncash investing and financing activities:
Addition of equipment under capital leases	$—	$2,193,782
Cashless exercise of stock options for notes receivable	$662,877	$—

See accompanying notes to condensed consolidated financial statements.

GT NEXUS, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(1)	Nature of Business and Basis of Presentation

(a)	Organization

GT Nexus, Inc. (the Company) is the product of a Merger transaction on April 5, 2013 between TradeCard, Inc. and GTNX, Inc. (formerly known as GT Nexus, Inc.). The Company is headquartered in Oakland, California with offices in New York City, Germany, China, Hong Kong, Taiwan, Vietnam, India and Sri Lanka. The Company is one of the world’s largest cloud information utility platforms, providing financial and physical supply chain processes from a single source.

(b)	Basis of Presentation and Principles of Consolidation

The accompanying unaudited interim condensed consolidated financial statements have been prepared by us in accordance with accounting principles generally accepted in the U.S., or GAAP, for interim financial information. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with GAAP have been condensed or omitted. These unaudited interim condensed consolidated financial statements should be read in conjunction with the audited financial statements and related notes for the fiscal year ended December 31, 2014. In the opinion of management, the unaudited interim condensed consolidated financial statements include all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the information required to be set forth therein, except that the six month period ended June 30, 2014 includes a $1.5 million credit to income tax expense which was recorded to correct an error in the opening balance of income tax payable. All significant intercompany transactions have been eliminated in consolidation.

(2)	Summary of Significant Accounting Policies

(a)	Revenue Recognition

The Company earns subscription-based, professional services-based, transaction-based, and partner-based revenues.

The Company charges subscription and transaction fees to customers who utilize its hosted solution as well as fees for the provision of professional services. The Company’s solution is delivered through the cloud from the Company’s hosting facilities and customers do not have the contractual right to take possession of the related software.

The Company commences revenue recognition when all of the following conditions are met:

•	Persuasive evidence of an arrangement exists;

•	Subscription or services have been delivered to the customer;

•	Collection of fees is reasonably assured; and

•	Fees are fixed or determinable.

If an agreement contains nonstandard acceptance or requires nonstandard performance criteria to be met, the Company defers revenues until these conditions are satisfied. Signed agreements are used as evidence of an arrangement. The Company assesses whether the fee is fixed or determinable based on the payment terms associated with the transaction and whether the sales price is subject to refund or adjustment. The Company’s arrangements are typically noncancelable in the initial term and have the right to terminate prior to renewal upon written notice by the customer.

GT NEXUS, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

The Company enters into multiple-element revenue arrangements in which a customer may purchase a combination of subscription, transactions, and professional services. The Company evaluates each element in a multiple-element arrangement to determine whether it represents a separate unit of accounting. An element constitutes a separate unit of accounting when it has stand-alone value and delivery of an undelivered element is both probable and within the Company’s control. When these criteria are not met, the delivered and undelivered elements are combined and the arrangement fees are allocated to this combined single unit. If the unit separation criteria are met, the Company accounts for each element within a multiple-element arrangement separately, and allocates fees from the arrangement based on the relative selling price of each element. The Company recognizes the revenue allocated to its subscriptions ratably over the contracted term of the subscription agreement, generally one to three years although terms can extend to as long as five years. Subscription terms commence on either the start date specified in the subscription arrangement or the date the customer’s module is provisioned. The customer’s module is provisioned when a customer is provided access to use the Company’s cloud-based application suite.

The majority of the Company’s professional services contracts are on a time and material basis and are not combined with subscription sales. Revenues are recognized as the services are rendered for these contracts. Unbilled receivables represent amounts for time worked, but not yet billed to clients. Unbilled receivables were $3,714,636 and $3,457,771 as of June 30, 2015 and December 31, 2014, respectively.

The Company also earns transaction revenues from certain of its customers, which are recognized as reported. These revenues result from fees charged for each successful transaction completed on the GT Nexus platform. When specified by its customers, the Company utilizes alliance partners to perform certain key services within their transaction. The Company’s alliance partners provide payment assurance and financing services and charge a fee for those services provided. These fees are collected by the Company and remitted to the appropriate alliance partner. The Company recognizes transaction revenues net of the fees collected on behalf of the alliance partners for services utilized.

Out-of-pocket expenses reimbursed by customers are recorded as revenue and included in professional services. The Company excludes from revenue sales and other taxes collected on behalf of customers and remitted to governmental authorities.

(b)	Deferred Revenue

Deferred revenue primarily consists of billings or payments received in advance of revenue recognition from subscription services described above and is recognized as the revenue recognition criteria are met. The Company generally invoices customers in annual or quarterly installments. Deferred revenue is influenced by several factors, the compounding effects of renewals, invoice duration and invoice timing. Long-term deferred revenue primarily consists of prepayments for subscription services, which will be recognized in periods later than June 30, 2016.

GT NEXUS, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(c)	Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk primarily consist of cash and cash equivalents and accounts receivable. The Company deposits cash with high-credit-quality financial institutions, and at times the balances may exceed federally insured amounts. The Company mitigates its credit risk with respect to accounts receivable by performing ongoing credit evaluations and monitoring its customers’ accounts receivable balances.

For the six months ended June 30, 2015 and 2014, no customer accounted for more than 10% of revenue. At June 30, 2015, one customer accounted for 10% of accounts receivable. At December 31, 2014, no customer accounted for more than 10% of accounts receivable.

(d)	Goodwill and Intangible Assets

Goodwill represents the excess of the purchase price of an acquired business over the fair value of the underlying net tangible and intangible assets. Goodwill is not subject to amortization, rather it is tested for impairment annually, and more frequently if events or changes in circumstances indicate that it is more likely than not that it is impaired. There were no events or changes in circumstances during the six months ended June 30, 2015 that indicated a need for an interim goodwill impairment test.

Intangible assets that are not considered to have an indefinite useful life are amortized over their useful lives, which generally range from seven to ten years. For definite lived intangible assets, the Company regularly evaluates whether events or changes in circumstances have occurred that indicate that the carrying amount of these assets may not be recoverable. There were no events or changes in circumstances during the six months ended June 30, 2015 that required an impairment review.

(e)	Use of Estimates

The preparation of these condensed consolidated financial statements in conformity with GAAP requires the management to make estimates and judgments that affect the reported amounts in the condensed consolidated financial statements and accompanying notes. These estimates form the basis for judgments the Company makes about the carrying values of assets and liabilities that are not readily apparent from other sources. The Company bases its estimates and judgments on historical experience and on various other assumptions that the Company believes are reasonable under the circumstances. Generally accepted accounting principles in the United States of America require the Company to make estimates and judgments in several areas, including those related to revenue recognition, recoverability of accounts receivable, provision for income taxes, impairment of goodwill and long-lived assets, and the determination of the fair value of stock-based awards. These estimates are based on management’s knowledge about current events and expectations about actions the Company may undertake in the future. Actual results could differ materially from those estimates.

(f)	Recent Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers. The FASB issued ASU 2014-09 to clarify the principles for recognizing revenue and to develop a common revenue standard for GAAP and International Financial Reporting Standards. The standard outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance. This guidance will be applied prospectively and is effective for annual periods beginning after December 15, 2018. The Company is currently evaluating the impact that the implementation of this standard will have on its financial statements.

GT NEXUS, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements-Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. The new standard provides guidance around management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related note disclosures. The new standard is effective for fiscal years beginning after December 15, 2016. The adoption of this standard is not expected to have a material impact on the Company’s financial statements.

In February 2015, the FASB issued ASU No. 2015-02, Consolidation: Amendments to the Consolidation Analysis, which amends the consolidation requirements in ASC 810 and significantly changes the consolidation analysis required under U.S. GAAP. Among others, the ASU significantly amends how variable interests held by a reporting entity’s related parties or de facto agents affect its consolidation conclusion. The amendments in this Update are effective for us on October 1, 2016. Early adoption is permitted, including adoption in an interim period. We have not yet selected the timing, the transition method or determined the effect of the standard on our ongoing financial reporting.

(3)	Fair Value of Financial Instruments

The Company determines the fair values of its assets and liabilities that are recognized or disclosed at fair value in accordance with the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 820, Fair Value Measurements and Disclosures.

The following tables present, for each of the fair value hierarchy levels required under ASC 820, the Company’s assets and liabilities that are measured at fair value on a recurring basis, as of June 30, 2015 and December 31, 2014.

	June 30, 2015 Fair value measurements using
	Quoted prices in active markets for identical assets Level 1	Significant other observable inputs Level 2	Significant other unobservable inputs Level 3

Investments in money market funds*	$3,577,994	—	—

GT NEXUS, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

	December 31, 2014 Fair value measurements using
	Quoted prices in active markets for identical assets Level 1	Significant other observable inputs Level 2	Significant other unobservable inputs Level 3

Investments in money market funds*	$4,576,337	—	—

*	Investments in money markets are reflected in cash and cash equivalents in the condensed consolidated balance sheets.

(4)	Investment in Variable Interest Equity

In 2008, the Company signed a joint venture agreement with a third party (JV Partner) in Sri Lanka to establish a joint venture company (JV Company) in Sri Lanka through which they would engage in the marketing, implementation, support, sale and development of the Company’s platform within the regions of Sri Lanka, India, Pakistan, Bangladesh, Turkey, Egypt and Israel. The parties agreed that the JV Company would have an initial equity of $10,000 of which the Company contributed $5,100 or 51% and the JV Partner contributed $4,900 or 49%. The JV Company was to be formed and named TradeCard Services (Private) Ltd. and would be managed by a Board of Directors consisting of six members with the Company and the JV Partner entitled to nominate three directors each.

In 2009, the TradeCard Services Private Ltd. (TradeCard Services) started its commercial operation. TradeCard Services assists the Company by implementing and supporting the Company’s customers in countries listed above. In return, the Company pays TradeCard Services a fee equal to 25% of all revenues derived from the countries stated above for those customers of the Company at the time the agreement was entered into as discussed above. For those customers in the countries listed above who become members of the TradeCard platform after the date of execution of the agreement, the Company pays TradeCard Services a fee equal to 50% of subscription revenue and 25% of transaction fees. In addition, TradeCard Services provides the Company with consulting services for which the Company pays TradeCard Services on a cost plus basis. TradeCard Services has no other source of revenue. The Company concluded that TradeCard Services was a variable interest entity and that the Company was its primary beneficiary. Therefore, the Company consolidates TradeCard Services within its financial statements. There are no restrictions on the consolidated assets and liabilities of TradeCard Services at June 30, 2015 and December 31, 2014. In addition, there have been no changes in the risks associated with TradeCard Services in six months ended June 30, 2015.

As of June 30, 2015 and December 31, 2014, respectively, TradeCard Services had net assets amounting to $3,704,549 and $3,144,019, respectively. For the six months ended June 30, 2015, TradeCard Services had revenues and net income of $2,492,789 and $560,530, respectively. For the six months ended June 30, 2014, TradeCard Services had revenues and net income of $2,293,027 and $681,622, respectively.

GT NEXUS, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(5)	Intangible Assets

Intangible assets subject to amortization are comprised of the following at June 30, 2015 and December 31, 2014:

	June 30, 2015	December 31, 2014
Developed technology	$25,910,000	$25,910,000
In-process technology	1,775,000	1,775,000
Customer relationships	39,930,000	39,930,000
Tradename	4,610,000	4,610,000

	72,225,000	72,225,000
Less accumulated amortization	18,595,605	14,418,003

	$53,629,395	$57,806,997

Amortization of the Company’s customer relationships and tradename intangible assets is calculated using the straight-line method over the estimated 10 year useful life. Amortization begins on the date of acquisition. Amortization for developed and in-process technology intangible assets is calculated using the straight-line method over the estimated 7 year useful life. The developed technology amortization begins on the date of acquisition and the in-process technology begins amortization once the associated development efforts are complete. At that time, the in-process technology will be reclassified as a finite-lived asset and will be amortized over its estimated useful life. Amortization expense related to intangible assets was $4,177,602 and $4,150,716 for the six months ended June 30, 2015 and 2014, respectively, and is included in general and administrative expense line in the condensed consolidated statements of operations.

As of June 30, 2015, the projected future amortization of intangible assets is as follows:

Year ending December 31:
Remainder of 2015	$4,204,398
2016	8,409,000
2017	8,409,000
2018	8,409,000
2019	8,409,000
Thereafter	15,788,997

$53,629,395

GT NEXUS, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(6)	Property and Equipment, Net

Property and equipment, net consisted of the following at June 30, 2015 and December 31, 2014:

	June 30,	December 31,
	2015	2014
Computer hardware	$18,433,751	$15,161,709
Computer software	9,497,608	7,654,083
Equipment under capital leases	4,848,815	4,848,815
Furniture and fixtures	1,404,269	1,423,871
Leasehold improvements	1,198,420	1,198,220

	35,382,863	30,286,698
Less accumulated depreciation and amortization	(25,200,214)	(22,836,748)

	$10,182,649	$7,449,950

Unamortized internally developed computer software costs were $2,255,569 and $504,297 at June 30, 2015 and December 31, 2014, respectively.

Total depreciation and amortization expense was $2,399,659 and $1,938,166 for the six months ended June 30, 2015 and 2014, respectively. Depreciation and amortization expense includes amortization expense for assets recorded under capital leases.

Equipment under capital leases consists mainly of computer hardware and other related equipment. Accumulated amortization for equipment under capital leases was $2,343,649 and $1,556,703 at June 30, 2015 and December 31, 2014, respectively.

Future minimum annual lease payments under capital leases as of June 30, 2015 are as follows:

Year ending December 31:
Remainder of 2015	$790,592
2016	1,351,609
2017	464,485
2018	—
2019	—
Thereafter	—

Total minimum payments	2,606,686
Less amount representing interest	(295,716)

Present value of minimum lease payments	2,310,970
Less current portion	1,328,972

Capital lease obligations, net of current portion	$981,998

GT NEXUS, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(7)	Commitments and Contingencies

(a)	Operating Lease Obligations

The Company leases its current office and certain equipment under various noncancelable operating leases with various expiration dates through 2023. Such leases include fixed or minimum payments plus, in some cases, free rent periods and scheduled base rent increases over the term of the lease. Rent expense was $3,481,569 and $3,627,859 for the six months ended June 30, 2015 and 2014, respectively. The Company recognizes rent expense on a straight-line basis over the lease term. Certain leases provide for monthly payments of real estate taxes, insurance, and other operating expenses applicable to the property. Certain of the leasing agreements have various renewal options.

Future minimum annual lease payments under operating leases as of June 30, 2015 are as follows:

Year ending December 31:
Remainder of 2015	$3,293,040
2016	5,235,513
2017	1,433,078
2018	1,240,041
2019	1,254,950
Thereafter	4,810,642

$17,267,264

The Company currently subleases certain office space under various noncancelable operating lease agreements entered into in 2014. These subleases have various expiration dates through 2017. Such subleases include fixed or minimum payments over the lease term and scheduled base rent increases over the sublease term. Sublease rent received was $304,605 for the first six months of 2015. Future sublease rent receivable under these sublease agreements are $306,923, $587,993 and $113,497 for the six months ending December 31, 2015, and for the years of 2016 and 2017, respectively.

(b)	Contingencies

The Company is subject to legal proceedings, claims, and litigation arising in the ordinary course of business, including proceedings, individually and in the aggregate, would not have a material adverse effect on the Company’s business, condensed consolidated financial position, results of operations, or cash flow.

On May 2, 2011, GTNX, Inc. (the Company and formerly named GT Nexus, Inc.) filed a complaint in the Northern District of California for a declaratory judgment of patent noninfringement and invalidity against INTTRA, Inc. (INTTRA) (the Complaint). The Complaint sought a declaration of noninfringement by the Company and invalidity of U.S. Patent Nos. 7,752,142 (the ‘142 patent), 7,756,794 (the ‘794 patent), 7,761,387 (the ‘387 patent), and 7,827,119 (the ‘119 patent) (collectively, the patents-at-issue), which INTTRA claims to own. The case was captioned GT Nexus, Inc. v. Inttra, Inc., Case No. 4:11-cv-02145-SBA. On September 9, 2011, INTTRA answered and counterclaimed for infringement against the Company and certain of its carriers and customers, including Crowley Maritime Corporate, Crowley Liner Services, Independent Container Line, Ltd., Seaboard Marine Ltd., Inc., Sea Star Line, LLC, Turkon Lines America, Inc., and Bacardi-Martini Production. Crowley Maritime Corporate, Crowley Liner Services, Independent Container Line, Ltd., Seaboard Marine Ltd., Inc., and Sea Star Line, LLC, filed answers to INTTRA’s counterclaims on November 8, 2011, and Turkon Lines America, Inc. filed an answer on November 22, 2011. Bacardi-Martini Production filed a motion to dismiss for lack of personal jurisdiction on January 30, 2012. The case was shortly thereafter stayed and administratively closed pending proceedings before the U.S. Patent and Trademark Office until the stay was lifted on March 25, 2015.

GT NEXUS, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

On April 10, 2015, GT Nexus filed a dispositive motion that the patents-at-issue are invalid. On November 5, 2015, the Court issued an Order Granting GT Nexus’s Motion for Judgment on the Pleadings finding all patents-at-issue invalid under 35 U.S.C. § 101 and dismissing INTTRA’s claims with prejudice. The Court also entered Judgment in favor of GT Nexus and the cross-defendants on November 5, 2015. Should INTTRA appeal the Court’s decision, the Company intends to continue vigorously defending against this litigation and, regardless of result, does not expect a material impact on the Company’s financial position, results of operations or cash flow. This lawsuit has been dismissed as of November 5, 2015 and therefore, no amount of loss has been accrued in the condensed consolidated financial statements as of June 30, 2015.

(8)	Accrued Expenses and Other Liabilities

Accrued expenses consisted of the following:

	June 30, 2015	December 31, 2014
Accrued bonuses	$1,955,654	1,915,760
Accrued commissions	2,100,083	2,298,846
Accrued vacation	3,006,065	2,333,380
Payroll-related expenses	1,551,257	2,318,569
Sales tax	3,393,508	2,843,508
Stock options related	2,070,039	—
Other	4,597,445	3,954,942

	$18,674,051	15,665,005

(9)	Long-Term Debt

On September 11, 2014, the Company entered into a $5 million term loan with a banking institution. Borrowings on the loan bear interest equal to 1.25% above the prime rate. The loan is payable in 48 monthly installments plus accrued interest beginning October 1, 2015. The Company drew $5,000,000 of the available amount on September 11, 2014. As of June 30, 2015 and December 31, 2014, $5,000,000 was outstanding on this term loan.

On September 11, 2014, the Company entered into agreement with a banking institution to obtain a $10,000,000 Revolving Line of Credit with maturity of September 11, 2017. Borrowings on the Revolving Line of Credit bear interest equal to 1.25% above the prime rate. The unused line of credit commitment fees equal 0.25% per annum times the average daily amount by which the revolving loan exceeds the facility loan amount outstanding. As of June 30, 2015 and December 31, 2014, there were no amounts drawn on the Revolving Line of Credit.

GT NEXUS, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Each of the above loan agreements includes certain financial and nonfinancial restrictive covenants, and failure to perform any of the covenants may constitute an event of default. As of June 30, 2015 and December 31, 2014, the Company was in compliance with the covenants.

Future scheduled principal payments on long-term debt as of June 30, 2015, including amounts due within one year and classified as current, are as follows:

Year ending December 31:
Remainder of 2015	$312,500
2016	1,250,000
2017	1,250,000
2018	1,250,000
2019	937,500

$5,000,000

(10)	Stockholders’ Equity

(a)	Warrants

The grant-date fair value of warrants was estimated using the Black-Scholes valuation model. The Company has classified the unexercised warrants as equity in the condensed consolidated balance sheets and the associated expense has been amortized over the applicable term. The Company had the following warrants to purchase shares of common stock outstanding at June 30, 2015 and December 31, 2014:

•	Warrants issued in 2005-2006 to a consultant to purchase 26,746 common shares at $0.40/per share. As of June 30, 2015 and December 31, 2014, these warrants are fully vested and will expire in years 2015 through 2016.

•	A warrant issued in 2006 to a bank to purchase 69,069 common shares at $2.90. This warrant remains outstanding as of June 30, 2015 and December 31, 2014 and is currently subject to a 90-day notice period for expiration, which hasn’t been given as of June 30, 2015 or June 30, 2014.

(b)	Notes Receivable for Issuance of Equity

During 2014 and 2015, the Company entered into full recourse note receivable agreements with certain employees to cover the exercise price of their employee stock options exercised. The notes bear interest at an annual rate of 1.8% compounded semi-annually. The note balance plus accrued interest are due the earliest of seven years from the note agreement, within 120 days of the termination of employment with the Company, whether voluntary or involuntary, change in control of the Company or the day prior to an initial public offering of the Company. The notes receivable principal balance was $1,807,649 and $1,144,772 at June 30, 2015 and December 31, 2014, respectively. Interest accrued on the notes receivable was $19,508 and $8,255 at June 30, 2015 and December 31, 2014, respectively, and was included in other assets.

GT NEXUS, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(11)	Related Party Transactions

One of the Company’s customers is also an investor in the Company. Total revenue with this customer was $348,253 and $216,238 during the six months ended June 30, 2015 and 2014, respectively. The accounts receivable balance with this customer was $13,260 and $238,229 at June 30, 2015 and December 31, 2014, respectively.

(12)	Subsequent Events

On August 10, 2015, Infor, Inc. entered into an agreement and plan of merger with the Company and on September 18, 2015, Infor Inc. completed the $675 million acquisition of the Company.

On September 18, 2015, in connection with the acquisition of the Company by Infor, the $5 million term loan and accrued interest as of September 17, 2015 were paid off (see note 9).

In 2014, the Company granted 2,679,947 performance-based stock options to the CEO with vesting dependent on the attainment of an IPO or change of control. The total fair value of the award is approximately $3,400,000, of which all of the expense will be recognized on the date of such attainment. On September 18, 2015, as a result of the completion of the acquisition of the Company by Infor, Inc., these options vested.

The Company has evaluated the subsequent events from the balance sheet date through December 4, 2015, the date at which the financial statements were available to be issued, and determined there are no other items to adjust or disclose.